UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 2, 2007

Veridigm, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30536	22-3530573
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17383 Sunset Boulevard, Suite B-280 Pacific Palisades, CA	90272
(Address)	(Zip Code)

Registrant's telephone number, including area code: (310) 566-4765

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)   Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

Item 4.01 Changes in Registrant's Certifying Accountant.

On July 3, 2007 the Company filed a Current Report in Form 8-K reporting the resignation of the Company’s former registered accountant, Michael F. Albanese, CPA, and the appointment in his stead of Michael Moore, CPA as the Company’s registered accountant.   It is clarified that the disclosure to which that Form 8-K applied were the Company’s two fiscal years ended December 31, 2005 and December 31, 2006 and the interim period through July 1, 2007.

In the July 3, 2007 Form 8-K, it was stated that “neither of the former accountant’s reports on the financial statements of the Company for the last two years contained an adverse opinion or disclaimer of opinion, nor was either report modified as to uncertainty, audit scope, or accounting principles.”  The disclosure is revised to clarify that the two financial years of the Company were the periods ended December 31, 2005 and December 31, 2006.  The disclosure should also have stated that the former accountant’s reports for both the years ended December 31, 2005 and December 31, 2006 did contain a disclaimer stating that they were prepared in conformity with principles of accounting applicable to a going concern. These principles contemplate the realization of assets and liquidation of liabilities in the normal course of business, and in light of the significant net losses and accumulated deficits of the Company at both December 31, 2005 and December 31, 2006, it was stated to be unlikely that the Company could continue as a going concern without additional capital.  As such, the statements each contained the disclaimer that the Company’s continuation as a going concern is in substantial doubt and the financial statements do not include any adjustments that might be necessary should the Company be unable to continue in existence.

The July 3, 2007 Form 8-K also incorrectly named the Company’s new certifying accountant as “Michael Moore, CPA”.  The correct name of the Company’s new certifying accountant is Moore & Associates, Chartered Accountants.  Moore & Associates are based in Las Vegas, Nevada and are a PCAOB registered firm.

At the time of filing the July 3, 2007 Form 8-K, the Company provided the former certifying accountant with a copy of the Form 8-K and requested a letter from the former accountant in response thereto.  This letter has been received and is attached as Exhibit 16 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers

The Company announces that Mr. Jeffrey Eng has resigned as director, President and Chief Executive Officer of the Company.  The resignation was tendered and accepted by the Board of Directors on July 11, 2007.

Immediately following the resignation of Mr. Eng, Mr. Rowland J. Mosser was appointed to the office of President of the Company.

Item 9.01 - Exhibits

16. Letter from former principal independent accountant, Michael F. Albanese, CPA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 15, 2007

Veridigm, Inc.

/s/   Rowland Mosser

_______________________________

Rowland J. Mosser, President